Exhibit 99.1

Boston Private Financial Holdings, Inc. Announces Repurchase of Warrants from The Carlyle Group

Boston, MA - February 28, 2012 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today announced that it has repurchased all of the 5.44 million warrants held by affiliates of The Carlyle Group, and BPFH Director John Morton III. The Company repurchased the warrants for a total cash consideration of $15.0 million.

“We are pleased to complete this shareholder friendly transaction, as it eliminates the potential dilution of our common stock,” said David J. Kaye, CFO, BPFH. “The Company has been in capital accumulation mode for some time, and this transaction provided a unique opportunity to utilize our excess cash in a transaction beneficial to BPFH and our shareholders.”

“This transaction allowed us to return some capital through the sale of an instrument that was particularly exposed to volatile markets and amounted to less than 10% of our overall stake,” said Randal Quarles of The Carlyle Group. “In addition, the transaction results in accretion that benefits all shareholders, of which we remain the largest. We are very pleased with our substantial stake in the Company and with the Company’s long-term prospects.”

The Carlyle Group continues to own approximately 7.8 million shares of BPFH common stock and non-voting shares of Preferred Stock which are (subject to certain limitations) convertible into approximately 7.3 million shares of common stock.

The transaction was closed as of February 28, 2012. The $15.0 million tangible capital reduction is expected to be partially offset by the Company’s pending sale of Davidson Trust Company. The sale of Davidson Trust Company is expected to close in the second quarter of 2012.

Boston Private Financial Holdings

Boston Private Financial Holdings, Inc. is a national financial services organization with Wealth Management and Private Banking affiliates in Boston, New York, Philadelphia, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages over $19 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

CONTACT:

Jeanne Hess

Investor Relations

(617) 912-3798

jhess@bostonprivate.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company’s banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.